UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2006

Enesco Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	001-09267	04-1864170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

225 Windsor Drive, Itasca, Illinois		60143
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	630-875-5300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2006, Enesco Group, Inc., announced that the Company and designer Jim Shore are embarking on a renewed relationship, following a six-month legal dispute regarding the licensing of Jim Shore products. Enesco and Jim Shore Designs entered into a settlement agreement to dismiss with prejudice their claims against each other.

Under the terms of a new strategic alliance agreement entered into today, Jim Shore Designs reaffirms and strengthens its commitment to Enesco, which, among other things, continues the relationship between Enesco and Jim Shore Designs three years from the Effective Date, November 23, 2005, through November 22, 2008, and through November 22, 2011 unless either party chooses not to renew. The strategic alliance agreement focuses on key gift and seasonal categories that have been very successful for Enesco and Jim Shore Designs.

Certain key terms of the strategic alliance agreement are discussed, as follows:

• Enesco will maintain exclusive rights to the use of Jim Shore artwork with respect to holiday ornaments, figurines, statuary and figural groupings with limitations defined in the agreement.

• The Company also will have non-exclusive rights to use artwork and trademarks of Jim Shore Designs with respect to certain theme groupings. Other non-exclusive product categories may be added, subject to approval from Jim Shore Designs.

• Enesco will be the exclusive licensee of the Heartwood Creek and Life of a Nation trademarks. Jim Shore Designs will continue to be the sole owner of its artwork and also will own other artwork under certain circumstances.

• The licensed products will be distributed under the strategic alliance agreement through channels of trade approved by Jim Shore Designs, which include the Company’s current customers, but ultimately will exclude retailers that deeply discount retail prices on the licensed products.

• Under the agreement, all royalties payable by Enesco through 2005 will be paid on February 3, 2006. The royalty rate payable to Jim Shore Designs has been increased under the new agreement retroactive to November 23, 2005.

• The Company agrees to adhere to strict quality standards for the production of licensed product and to use agreed-upon manufacturing facilities. Enesco has agreed to specific termination provisions in the event of breach of four critical material obligations in any rolling 12-month period, even if Enesco later cures those breaches.

• Jim Shore Designs may terminate the strategic alliance agreement in the event the Company experiences a change in control, including, but not limited to, a change in the President/CEO of Enesco where Jim Shore Designs is not satisfied with subsequent leadership.

The settlement agreement between Enesco and Jim Shore Designs does not resolve Enesco’s ongoing litigation with Kevin Knowles, Sunshine Productions and/or Department 56.

The settlement agreement and strategic alliance agreement between Enesco and Jim Shore Designs are attached hereto as Exhibit 99.1 and the press release announcing the strategic alliance with Jim Shore Designs is attached as Exhibit 99.2. Each is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Settlement Agreement dated January 30, 2006 which includes as Exhibit A the Strategic Alliance Agreements, dated January 30, 2006 and effective November 23, 2005, between Enesco Group, Inc. and Jim Shore Designs, Inc.

99.2 Press Release, dated January 30, 2006, announcing the strategic alliance with Jim Shore Designs, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enesco Group, Inc.

January 30, 2006	By:	/s/ Cynthia Passmore

Name: Cynthia Passmore
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Settlement Agreement, dated January 30, 2006, which includes as Exhibit A, the Strategic Alliance Agreement, dated January 30, 2006 and effective November 23, 2005, between Enesco Group, Inc. and Jim Shore Designs, Inc.
99.2	Press Release, dated January 30, 2006, announcing the strategic alliance with Jim Shore Designs, Inc.